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NEWS RELEASE                                           EXHIBIT 99.1

                                                       {TENNECO LOGO}


                TENNECO BOARD APPROVES SEPARATION OF TENNECO COMPANIES

                      AND DIVIDEND OF TENNECO PACKAGING SHARES

                        TO SHAREOWNERS IN TAX-FREE SPIN-OFF


     GREENWICH, Conn., -- October 12, 1999 -- Tenneco Inc. (NYSE: TEN) today said that its Board of Directors has approved the separation of Tenneco

Automotive and Tenneco Packaging, effective upon the tax-free spin-off of

Tenneco Packaging to shareowners of Tenneco common stock.  The spin-off is expected to occur Thursday, Nov. 4.  Tenneco Automotive and Tenneco Packaging

also are expected to begin regular trading on the New York Stock Exchange as stand-alone public companies Nov. 5.

     The company said its board approved accomplishing the separation of Tenneco

Packaging through the payment of a dividend payable Nov. 4 in the form of

Tenneco Packaging shares - one share in Packaging for each share of Tenneco

-- to Tenneco shareowners of record at the close of business Oct. 29.  In

August, Tenneco received a ruling from the Internal Revenue Service (IRS)

that the dividend would be tax-free to shareowners and the company.  The company said that as a result of the spin-off there would not be a fourth quarter cash dividend.  Dividend policy for the two new stand-alone public companies going forward, including the fourth quarter, will be determined independently by their boards.

     The separation of Tenneco Automotive and Tenneco Packaging into two publicly owned stand-alone companies, with 1998 revenues of $3.2 billion and

$2.8 billion, respectively, culminates the nearly decade-long transformation of

Tenneco from a conglomerate to two focused manufacturing companies. "The split will enable each company to concentrate on its core business, permit investors to make more focused investment decisions, and enhance the potential of each company to achieve more appropriate market valuation," said Tenneco Chairman and

Chief Executive Officer Dana Mead.


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        Today's announcement follows the April 1999 board decision to pursue a tax-free spin-off of Tenneco Packaging. Tenneco also announced it would propose to shareowners a reverse stock split of Tenneco Automotive effective when it becomes independent.



        Since 1992, Tenneco has streamlined itself from eight business units into two, and redeployed more than $15 billion. Proceeds were used to pay down

$8 billion in debt; deliver $1.5 billion in subsidiary share dividends to shareowners; repurchase more than $1 billion in stock; make $1.5 billion in capital investments and invest $3 billion in acquisitions to build Tenneco

Automotive and Tenneco Packaging. In addition, the company has paid more than

$1.8 billion in cash dividends since 1992.



       Major acquisitions to build the new Tenneco Packaging included Mobil

Plastics, with its Hefty(R) brand, Amoco Foam,and KNP BT Protective and Flexible

Packaging; and to build Tenneco Automotive, Gillet(TM) and Clevite(TM).



        Tenneco's transformation included a number of major accomplishments.

After Tenneco sold its minerals business in 1991 for $700 million, Mead led the restructuring and stabilization of J.I. Case with the help of a billion dollar equity offering and then its sale in public offerings for more than $4 billion in 1994-95. In 1995, Tenneco sold Albright and Wilson Chemicals in an IPO on the

London market, realizing $820 million in proceeds.  In 1996, Newport News was spun out to shareowners with an initial market value of $1.2 billion, and

Tenneco Energy was merged with El Paso Energy in a $4 billion transaction.

In April 1999, Tenneco received approximately $2 billion in debt assumption and cash and $200 million in equity from the sale of 55 percent of its containerboard business.



        In September, Tenneco announced its intention to sell its remaining stake in the containerboard business through an initial public offering, with the proceeds to be used to reduce debt. The registration statement has been filed for the containerboard offering, which is currently in the marketing period. Also, as part of the debt realignment for the




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spin-off, Tenneco has offered and priced $500,000,000 of Tenneco Automotive high yield notes, which is scheduled to settle on Oct. 14, 1999, has reached bank agreements totaling $2.5 billion to facilitate the separation of the

Tenneco Automotive and Tenneco Packaging, and announced cash tender and exchange offers for $2.46 billion.



        The shareowner meeting to consider the proposed one-for-five reverse stock split of Tenneco Automotive and declassification of its board of directors will be held on Oct. 25, although neither of the proposals is required to pass in order for the spin-off and separation to proceed.



        Mr. Mead will be non-executive chairman of both companies until the end of the first quarter, 2000. Mark P. Frissora will become chief executive officer of Tenneco Automotive, and Richard L. Wambold will become chief executive officer of Tenneco Packaging, when the companies separate.



        Tenneco is a $6 billion manufacturing company headquartered in Greenwich, Conn., with 38,000 employees worldwide. Tenneco Automotive is one of the world's largest producers and marketers of ride control and exhaust systems and products, which are sold under the Monroe(R) and Walker(R) global brand names. Among its products are Sensa-Trac(R) shocks and struts, Rancho(R) shock absorbers, Walker(R) Quiet-Flow(TM) mufflers and DynoMax(TM) performance exhaust products, and Monroe(R) Clevite(TM) vibration control components. Tenneco Packaging is among the world's leading and most diversified packaging companies. Among its products are Hefty(R) trash bags, Hefty OneZip(R) and Baggies(R) food storage bags, E-Z Foil(R) single-use aluminum cookware and Hexacomb(R) paper honeycomb products.



Several statements in this press release are forward looking and are identified by the use of forward looking words and phrases, such as "effective upon," "is scheduled," "expected," "accomplishing," "would be," "as a result," "will be determined," "will enable," "permit," "potential," "to achieve," "to pursue," "would propose," "when," "would," "to be used," "to facilitate," "to consider," "will be held," "proposed," "proposals," "is required," "proceed," "will be," "will settle," and "will become." These forward looking statements are based on the current expectations of the Company (including its subsidiaries).
Because forward looking statements involve risks and uncertainties, the Company's plans, actions and actual results could differ materially. Among the factors that could cause plans, actions and results to differ materially from current expectations are: (i) the general political, economic and competitive conditions in markets and countries where the Company and its subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries; (ii) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals; (iii) change in capital availability or costs; (iv) results of analysis regarding plans and strategic alternatives; (v) changes in consumer demand and prices, including decreases in demand for the Company's products and the resulting negative impact on its revenues and margins from such products; (vi) the cost of compliance with changes in regulations, including environmental regulations; (vii) workforce factors such as strikes or labor interruptions; (viii)



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material substitutions and increases in the costs of raw materials; (ix) the ability of the Company and its subsidiaries to integrate operations of acquired businesses quickly and in a cost-effective manner; (x) new technologies; (xi) the ability of the Company, its subsidiaries and those with whom they conduct business to timely resolve the Year 2000 issue (relating to potential equipment and computer failures by or at the change of the century), unanticipated costs of, problems with, or delays in resolving the Year 2000 issue, and the costs and impacts if the Year 2000 issue is not timely resolved; (xii) changes by the Financing Accounting Standards Board or other accounting regulatory bodies of authoritative generally accepted accounting principles or policies; and (xiii) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the Company and its subsidiaries.

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Media Contact:                     Neil Geary (203) 863-1073
Investor Relations Contact:        Stan March (203) 863-1117